UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020

Annaly Capital Management, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NLY	New York Stock Exchange
7.50% Series D Cumulative Redeemable Preferred Stock	NLY.D	New York Stock Exchange
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.F	New York Stock Exchange
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.G	New York Stock Exchange
6.75% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Internalization

On February 12, 2020, Annaly Capital Management, Inc. (the “Company”) and AMCO Acquisition LLC, a wholly-owned subsidiary of the Company, entered into an Internalization Agreement (the “Internalization Agreement”) with Annaly Management Company LLC (the “Manager”), the external manager of the Company, pursuant to the Amended and Restated Management Agreement, dated as of August 1, 2018, by and between the Company and the Manager (as amended by Amendment No. 1 thereto, dated as of March 27, 2019, the “Management Agreement”), and certain affiliates of the Manager identified in the Internalization Agreement. Pursuant to the Internalization Agreement, the Company agreed to acquire all of the outstanding equity interests of the Manager and the Manager’s direct and indirect parent companies from their respective owners for a nominal cash purchase price of one dollar ($1.00). Upon closing of the transactions contemplated by the Internalization Agreement (“Closing”), the Company will transition from an externally-managed real estate investment trust (“REIT”) to an internally-managed REIT (the “Internalization”). Upon the Closing, the Company will acquire all of the assets and liabilities of the Manager, the net effect of which is expected to be immaterial in amount. The parties anticipate Closing will occur in the second quarter of 2020.

As described below, pursuant to the Internalization Agreement, (i) the Company and certain of its executive officers identified in Item 5.02 below entered into employment and/or severance rights agreements, with such agreements becoming effective upon Closing, (ii) the Company entered into severance rights agreements with certain other members of senior management, with such agreements becoming effective at Closing, and (iii) the Company agreed that it will implement a retention and severance policy, as mutually agreed to by the Company and the Manager, pursuant to which the Company will provide customary severance protections to all employees (the “Employee Retention and Severance Policy”). Upon Closing, all employees of the Manager will become employees of the Company, the Company will no longer pay a management fee to the Manager, and the Company going forward will pay the compensation of all employees.

The Internalization Agreement provides that the Management Agreement will be terminated at Closing, and that at Closing the Manager will waive any Acceleration Fee (as defined in the Management Agreement). All other terms of the Management Agreement remain in full force and effect in all material respects, including the provisions related to the Acceleration Fee that would be payable in connection with a termination of the Management Agreement outside of the context of the Internalization. If the Closing does not occur, the Management Agreement will revert to the form it was in immediately prior to the execution of the Internalization Agreement in all respects, including with respect to the Acceleration Fee.

The Internalization Agreement contains various representations, warranties and covenants, including, among others, that (i) prior to Closing, the Manager will conduct the Manager’s business in the ordinary course of business (it being understood that the Manager will continue to manage the Company’s business consistent with past practice pursuant to the Management Agreement), (ii) prior to Closing, the Company will be prohibited from engaging in discussions with any third party regarding proposals for external management services to the Company, (iii) any newly appointed chief executive officer (“CEO”) that does not currently hold a position at the Company hired prior to Closing will be employed and compensated by the Company, and (iv) the parties will use reasonable best efforts to cause the fulfillment of the conditions to the Closing.

The consummation of the Closing is subject to the satisfaction or waiver of certain conditions, including, among others, (i) the absence of any order, injunction or decree preventing the Closing, (ii) the accuracy of the representations and warranties made by the parties, (iii) the absence of any development that would reasonably be expected to have a material adverse effect on the Manager, (iv) the Company shall have adopted the Employee Retention and Severance Policy, and (v) certain other customary closing conditions. The Internalization Agreement also contains termination rights exercisable by either party without penalty prior to the Closing under certain circumstances, including if (i) Closing does not occur on or before September 30, 2020, and (ii) there is a breach of the Agreement by a party such that a Closing condition could not be satisfied, subject to certain cure rights.

The Internalization Agreement and the related transactions and agreements were approved by the Company’s Board of Directors (the “Board”), with the unanimous approval of the independent directors of the Board, following the unanimous recommendation of a special committee of independent directors of the Board (the “Special Committee”). Both the Special Committee and the Manager obtained advice from separate and independent legal and financial advisors. The Special Committee was also assisted by an independent compensation consultant that was retained by the Compensation Committee (the “Compensation Committee”) of the Board in connection with the employment arrangements discussed below.

The foregoing description of the Internalization Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Internalization Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment and Severance Arrangements for Certain Executive Officers

In connection with the Internalization, the Company, upon the unanimous recommendation of the Special Committee and unanimous approval of the independent directors of the Board, executed an employment agreement (each, an “Employment Contract”) and a severance rights agreement (each, a “Severance Contract”) with the following executive officers of the Company: David L. Finkelstein, Chief Investment Officer; Timothy P. Coffey, Chief Credit Officer; and Anthony C. Green, Chief Corporate Officer and Chief Legal Officer. Each Employment Contract and Severance Contract will become effective upon Closing, and if Closing does not occur, each Employment Contract and Severance Contract will be void and have no further force or effect. The term of each Employment Contract and Severance Contract begins at the Closing and will continue (unless earlier terminated) until the payment of the executive officer’s 2020 bonus (which shall be no later than March 15, 2021). Compensation arrangements for these executive officers beyond the 2020 transitional period will be determined by the Compensation Committee at a future date. The following summary describes the other material terms and conditions of each Employment Contract and Severance Contract.

The cash amounts described below for Messrs. Finkelstein, Coffey and Green are in addition to any applicable accelerated vesting of any outstanding equity awards, including without limitation the RSU Bonus and Internalization RSUs described below.

David L. Finkelstein

For 2020 the aggregate compensation for Mr. Finkelstein shall be a minimum of $10,000,000, which is comprised of base salary, Cash Bonus, RSU Bonus, and Internalization RSUs. Mr. Finkelstein’s base salary for 2020 shall be $750,000 (of which the Company shall pay the pro rata portion following Closing). Mr. Finkelstein will receive a guaranteed minimum 2020 bonus of $6,750,000, consisting of $5,400,000 in cash (the “Cash Bonus”) and $1,350,000 in restricted stock unit awards (“RSUs,” and the RSU bonus is referred to as the “RSU Bonus”). The amount of these bonuses could ultimately be greater, depending on performance and other factors in accordance with the Company’s compensation policies and procedures. Each of the Cash Bonus and the RSU Bonus is required to be paid to Mr. Finkelstein no later than March 15, 2021, subject to his continued employment through the date such bonus is paid. The RSU Bonus will vest ratably over three years beginning on the one-year anniversary of the grant date (subject to accelerated vesting under certain circumstances, including a termination of Mr. Finkelstein’s employment by the Company without cause or by Mr. Finkelstein with good reason, or as a result of his death or disability). Mr. Finkelstein will forfeit any unvested RSUs if he is terminated with cause or by Mr. Finkelstein without good reason.

Upon Closing of the Internalization, Mr. Finkelstein will also receive a one-time transitional Internalization grant consisting of $2,500,000 of RSUs (the “Internalization RSUs”). The Internalization RSUs will vest and be subject to the same acceleration and forfeiture provisions as the RSU

Bonus, except that the Internalization RSUs will begin vesting on the one-year anniversary of the Closing date. The RSU Bonus and the Internalization RSUs will also be subject to the terms and conditions of the Company’s equity compensation plan then in place.

Pursuant to Mr. Finkelstein’s Severance Contract, if his employment is terminated by the Company without cause or by Mr. Finkelstein with good reason, he will be entitled to (i) his base salary through the date of termination, any amounts then owed to him and under any other applicable Company benefit plan and any outstanding properly incurred business expenses (collectively, “Accrued Benefits”), and (ii) any amounts to which he is expressly entitled under the Company’s Employee Retention and Severance Policy. However, if at the time of Mr. Finkelstein’s termination under the circumstances described above, the Company’s then CEO was not an employee of the Manager or a director of the Company on February 12, 2020, in lieu of the severance amounts described in (ii) above, he would be entitled to an aggregate amount equal to (i) his remaining unpaid 2020 base salary and (ii) $10,250,000 (collectively, this amount is referred to as the “Alternative Severance”).

Under his Severance Contract, if Mr. Finkelstein is terminated by the Company for cause or disability or by Mr. Finkelstein without good reason, or his employment ends due to his death, he will be entitled to his respective Accrued Benefits and amounts owed to him under the Company’s Employee Retention and Severance Policy.

•	The definition of “cause” under the Severance Contract for Mr. Finkelstein means: any one or more of the following: (i) a majority of the Board reasonably and in good faith determines executive has committed any breach of fiduciary duty; (ii) a majority of the Board reasonably and in good faith determines executive has engaged in willful misconduct or gross negligence in connection with executive’s employment, which is materially and demonstrably injurious to Company; (iii) executive is convicted of, or pleads guilty or nolo contendere to, any felony or crime of moral turpitude, including fraud, embezzlement or misappropriation of funds; or (iv) a majority of the Board reasonably and in good faith determines executive has willfully engaged in conduct that materially violates Company’s written policies, as may be amended from time to time, or is materially and demonstrably detrimental to the reputation, character or standing of Company, or otherwise is materially and demonstrably injurious to Company or its affiliates, monetarily or otherwise. Except for (iii) above, the executive shall have certain cure rights with respect to the matters described in the definition of “cause,” if the Board determines such matters are susceptible to cure or remedy.

•	The definition of “good reason” under the Severance Contract for Mr. Finkelstein means: one or more of the following (without executive’s consent): (i) a material diminution by Company of executive’s duties, responsibilities, committee memberships on which the executive serves, or the supervisor to whom the executive is required to report; (ii) a material change in the geographic location at which executive must perform services under the agreement (which means relocation of the offices of Company at which executive is principally employed to a location that increases executive’s commute to work by more than 50 miles); (iii) a material diminution in executive’s base salary; or (iv) any action or inaction that constitutes a material breach by Company of the agreement. The Company shall have certain cure rights with respect to the matters described in the definition of “good reason.”

Timothy P. Coffey

For 2020 the aggregate compensation for Mr. Coffey shall be a minimum of $5,000,000, which is comprised of base salary, Cash Bonus, RSU Bonus, and Internalization RSUs. Mr. Coffey’s base salary for 2020 shall be $750,000 (of which the Company shall pay the pro rata portion following Closing). Mr. Coffey will receive a guaranteed minimum 2020 bonus of $3,000,000, consisting of $2,400,000 Cash Bonus and $600,000 RSU Bonus. The amount of these bonuses could ultimately be greater, depending on performance and other factors in accordance with the Company’s compensation policies and procedures. Each of the Cash Bonus and the RSU Bonus is required to be paid to Mr. Coffey no later than March 15, 2021, subject to his continued employment through the date such bonus is paid. The RSU Bonus will vest ratably over three years beginning on the one-year anniversary of the grant date (subject to accelerated vesting under certain circumstances, including a termination of Mr. Coffey’s employment by the Company without cause or by Mr. Coffey with good reason, or as a result of his death or disability). Mr. Coffey will forfeit any unvested RSUs if he is terminated with cause or by Mr. Coffey without good reason.

Upon Closing of the Internalization, Mr. Coffey will also receive a one-time transitional Internalization grant consisting of $1,250,000 of Internalization RSUs. The Internalization RSUs will vest and be subject to the same acceleration and forfeiture provisions as the RSU Bonus, except that the Internalization RSUs will begin vesting on the one-year anniversary of the Closing date. The RSU Bonus and the Internalization RSUs will also be subject to the terms and conditions of the Company’s equity compensation plan then in place.

Pursuant to Mr. Coffey’s Severance Contract, if his employment is terminated by the Company without cause or by Mr. Coffey with good reason, he will be entitled to (i) Accrued Benefits, and (ii) any amounts to which he is expressly entitled under the Company’s Employee Retention and Severance Policy. However, if at the time of Mr. Coffey’s termination under the circumstances described above, the Company’s then CEO was not an employee of the Manager or a director of the Company on February 12, 2020, in lieu of the severance amounts described in (ii) above, he would be entitled to an aggregate amount equal to (i) his remaining unpaid 2020 base salary and (ii) $5,050,000 as Alternative Severance. The definitions of “cause” and “good reason” under Mr. Coffey’s Severance Contract are the same as provided for in Mr. Finkelstein’s agreement.

Anthony C. Green

For 2020 the aggregate compensation for Mr. Green shall be a minimum of $4,500,000, which is comprised of base salary, Cash Bonus, RSU Bonus, and Internalization RSUs. Mr. Green’s base salary for 2020 shall be $750,000 (of which the Company shall pay the pro rata portion following Closing). Mr. Green will receive a guaranteed minimum 2020 bonus of $3,250,000, consisting of $2,600,000 Cash Bonus and $650,000 RSU Bonus. The amount of these bonuses could ultimately be greater, depending on performance and other factors in accordance with the Company’s compensation policies and procedures. Each of the Cash Bonus and the RSU Bonus is required to be paid to Mr. Green no later than March 15, 2021, subject to his continued employment through the date such bonus is paid. The RSU Bonus will vest ratably over three years beginning on the one-year anniversary of the grant date (subject to accelerated vesting under certain circumstances, including a termination of Mr. Green’s employment by the Company without cause or by Mr. Green with good reason, or as a result of his death or disability). Mr. Green will forfeit any unvested RSUs if he is terminated with cause or by Mr. Green without good reason.

Upon Closing of the Internalization, Mr. Green will also receive a one-time transitional Internalization grant consisting of $500,000 of Internalization RSUs. The Internalization RSUs will vest and be subject to the same acceleration and forfeiture provisions as the RSU Bonus, except that the Internalization RSUs will begin vesting on the one-year anniversary of the Closing date. The RSU Bonus and the Internalization RSUs will also be subject to the terms and conditions of the Company’s equity compensation plan then in place.

Pursuant to Mr. Green’s Severance Contract, if his employment is terminated by the Company without cause or by Mr. Green with good reason, he will be entitled to (i) Accrued Benefits, and (ii) any amounts to which he is expressly entitled under the Company’s Employee Retention and Severance Policy. However, if at the time of Mr. Green’s termination under the circumstances described above, the Company’s then CEO was not an employee of the Manager or a director of the Company on February 12, 2020, in lieu of the severance amounts described in (ii) above, he would be entitled to an aggregate amount equal to (i) his remaining unpaid 2020 base salary and (ii) $7,050,000 as Alternative Severance.

Under his Severance Contract, if Mr. Green is terminated by the Company for cause or disability or by Mr. Green without good reason, or his employment ends due to his death, he will be entitled to his respective Accrued Benefits and amounts owed to him under the Company’s Employee Retention and Severance Policy. The definitions of “cause” and “good reason” under Mr. Green’s Severance Contract are the same as provided for in Mr. Finkelstein’s agreement.

Employment Agreement for New Chief Financial Officer

On February 12, 2020, the Company executed an employment agreement with Serena Wolfe, who became the Company’s Chief Financial Officer in December 2019 (the “CFO Employment Contract”).    The CFO Employment Contract will become effective upon Closing, and if Closing does not occur, the CFO Employment Contract will be void and have no further force or effect. The CFO Employment Contract replaces and is substantially similar to Ms. Wolfe’s current contract with the Manager.

The following summary describes the material terms and conditions of the CFO Employment Contract. The term of the CFO Employment Contract begins at the Closing of the Internalization, and will continue through December 31, 2021. Ms. Wolfe’s base salary for 2020 shall be $750,000 (of which the Company shall pay the pro rata portion following Closing). Ms. Wolfe’s base salary can be increased, but not decreased, at any time by the Company’s CEO. Ms. Wolfe shall be entitled to guaranteed minimum 2020 and 2021 cash bonuses of $2,750,000 and $3,250,000, respectively (the “Guaranteed Bonuses”). Beginning in 2022, Ms. Wolfe will be entitled to bonuses to be determined by the Compensation Committee.

Ms. Wolfe will be entitled to compensation in the event of various employment termination events. If Ms. Wolfe’s employment ends due to death or disability, Ms. Wolfe or her estate will be entitled to receive (i) any base salary or bonus owed but not yet paid (collectively, “Accrued Obligations”), or (ii) if her employment ends under these circumstance prior to December 31, 2021, an amount equal to (a) any unpaid portion of the Guaranteed Bonuses and (b) her base salary she would have otherwise received through December 31, 2021. If her employment is terminated for cause, Ms. Wolfe will be entitled to receive the Accrued Obligations. If her employment is terminated without cause or by Ms. Wolfe with good reason, Ms. Wolfe will be entitled to receive (i) the Accrued Obligations, or (ii) if her employment ends under these circumstance prior to December 31, 2021, an amount equal to (a) any unpaid portion of the Guaranteed Bonuses and (b) her base salary she would have otherwise received through December 31, 2021. If Ms. Wolfe terminated her employment without good reason, she will be entitled to receive the Accrued Obligations.

•	The definition of “cause” means: (i) Ms. Wolfe’s failure to substantially perform the duties described in her agreement, (ii) acts or omissions constituting recklessness or willful misconduct on the part of Ms. Wolfe in respect of her fiduciary obligations to the Company which is materially and demonstrably injurious to the Company, or (iii) her conviction for fraud, misappropriation or embezzlement in connection with the assets of the Company or its subsidiaries. Except for (iii) above, Ms. Wolfe shall have certain cure rights with respect to the matters described in the definition of “cause,” if the Company determines such matters are susceptible to cure or remedy.

•	The definition of “good reason” means: (i) a material breach of the agreement by the Company, or (ii) a materially significant change in her duties, authorities or responsibilities without her consent, or (iii) the relocation of her principal place of employment more than 20 miles from New York, New York without her consent, or (iv) the failure of the Company to obtain the assumption in writing of its obligations to perform the agreement by any successor to all or substantially all of the assets or business of the Company within 15 days upon a merger, consolidation, sale or similar transaction. The Company shall have certain cure rights with respect to the matters described in the definition of “good reason.”

The Company has also agreed to reimburse Ms. Wolfe certain of her relocation expenses (including a gross-up of any related tax liability), and the CFO Employment Contract also contains customary non-competition/solicitation, fringe benefit and release provisions.

The foregoing descriptions of the Employment Contracts and the Severance Contracts for each of Messrs. Finkelstein, Coffey and Green, and the CFO Employment Contract for Ms. Wolfe, do not purport to be complete and are qualified in their entireties by reference to the text of each of these agreements, copies of which are filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Interim CEO Equity Award

On February 11, 2020, the Board, upon the recommendation of the Compensation Committee, approved the grant of an equity award (the “Interim CEO Award”) to Glenn Votek to reflect his current role as the Company’s interim CEO and President. The Interim CEO Award consists of an aggregate of 100,100 RSUs, which represents an aggregate value on the grant date of $1,000,000 (based on the closing price of the Company’s common stock on the date of grant). The RSUs will accrue dividend equivalent rights from the date of grant, and will vest in full on the date that a permanent (non-interim) CEO of the Company is appointed by the Board. The Interim CEO Award is subject to the terms and conditions of the Company’s 2010 Equity Incentive Plan, and is in addition to fees paid to the Manager pursuant to the Management Agreement. Mr. Votek has indicated

that, following the appointment of a permanent CEO, he intends to transition to a temporary advisory role with the Company and he intends to continue being an active member of the Company’s Board.

The foregoing description of the Interim CEO Award does not purport to be complete and is qualified in its entirety by reference to the text of the Interim CEO Award agreement, a copy of which is filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release (the “Press Release”) announcing the Company’s entry into the Internalization Agreement and other matters described in this Current Report on Form 8-K is attached hereto and furnished as Exhibit 99.1.

This Press Release is being furnished pursuant to Item 7.01, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Internalization Agreement; the outcome of any legal proceedings that may be instituted against the parties to the Internalization Agreement; the inability to complete the Internalization due to the failure to satisfy closing conditions or otherwise; risks that the Internalization disrupts the Company’s current plans and operations; the impact, if any, of the announcement or pendency of the Internalization on the Company’s relationships with third parties; the amount of the costs, fees, expenses and charges related to the Internalization; the risk that the expected benefits, including long-term cost savings, of the Internalization are not achieved, and other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent Quarterly Report on Form 10-Q. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are qualified by the cautionary statements in this section. The Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1

Internalization Agreement, dated February 12, 2020, by and among Annaly Capital Management, Inc., Annaly Management Company LLL, AMCO Acquisition LLC, AMCO Holding Management Company LLC, the Persons named on Schedule 1 thereto, AMCO OpCo Holding Company LLC, AMCO LP Holding Company LP and AMCO Manager Holdings LLC.

10.2	Employment Agreement between David L. Finkelstein and the Company, dated as of February 12, 2020.*

10.3	Severance Rights Agreement between David L. Finkelstein and the Company, dated as of February 12, 2020.*

10.4	Employment Agreement between Timothy P. Coffey and the Company, dated as of February 12, 2020.*

10.5	Severance Rights Agreement between Timothy P. Coffey and the Company, dated as of February 12, 2020.*

10.6	Employment Agreement between Anthony C. Green and the Company, dated as of February 12, 2020.*

10.7	Severance Rights Agreement between Anthony C. Green and the Company, dated as of February 12, 2020.*

10.8	Employment Agreement between Serena Wolfe and the Company, dated as of February 12, 2020.*

10.9	Restricted Stock Unit Award Agreement between Glenn Votek and the Company, dated February 11, 2020.*

99.1	Press Release, dated February 12, 2020.

104	Cover page (formatted in Inline XBRL)

*	Management Contract or Compensatory Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.
(REGISTRANT)

Date: February 12, 2020	By:	/s/ Anthony C. Green
	Name:	Anthony C. Green
	Title:	Chief Corporate Officer & Chief Legal Officer